PRESS RELEASE

Occidental Announces 4th Quarter 2025 Results

•Strengthened the balance sheet with the completion of the OxyChem sale on January 2, 2026, reducing debt by $5.8 billion since mid-December 2025 and bringing principal debt to date to $15.0 billion
•Increased quarterly dividend by more than 8% to $0.26 per share, payable April 15, 2026, to stockholders of record as of March 10, 2026; quarterly dividend per share has doubled in the last four years
•Strong operational performance drove operating cash flow of $2.6 billion and operating cash flow before working capital of $2.7 billion
•Capital spending including discontinued operations of $1.8 billion and contributions from noncontrolling interest of $47 million resulted in quarterly free cash flow before working capital of $1.0 billion
•Total company production of 1,481 Mboed exceeded the high end of guidance
•Midstream and marketing pre-tax adjusted income exceeded the high end of guidance
•Worldwide year-end proved reserves of 4.6 billion BOE with all-in reserves replacement ratio of 98% and organic reserves replacement ratio of 107%

HOUSTON — February 18, 2026 — Occidental (NYSE: OXY) today announced a net loss attributable to common stockholders of $68 million, or $0.07 per diluted share, and adjusted income attributable to common stockholders of $315 million, or $0.31 per diluted share, for the fourth quarter of 2025. The difference between net loss attributable to common stockholders and adjusted income attributable to common stockholders is mainly comprised of charges and transaction costs related to the sale of OxyChem.

“Our emphasis on operational excellence and cost efficiency drove meaningful production and operating expense outperformance during the fourth quarter,” said President and Chief Executive Officer Vicki Hollub. “The quality of our assets and the exceptional execution by our teams enabled us to surpass full‑year guidance across our oil and gas and midstream businesses. With our enhanced balance sheet following the sale of OxyChem, we remain focused on generating resilient free cash flow and maintaining flexibility in our capital and development programs to support near- and long-term value creation.”

QUARTERLY RESULTS
Oil and Gas
Pre-tax income from oil and gas for the fourth quarter of 2025 totaled $0.7 billion, compared to $1.3 billion for the third quarter of 2025. Excluding items affecting comparability, the decline was primarily driven by lower realized commodity prices across all products. Fourth quarter average WTI and Brent marker prices were $59.14 per barrel and $63.09 per barrel, respectively. Average worldwide realized crude oil prices decreased by 9% from the previous quarter to $59.22 per barrel, while average worldwide realized natural gas liquids prices decreased by 15% to $16.68 per barrel. Average domestic realized gas prices fell by 24% to $1.12 per thousand cubic feet (Mcf).

Total global production for the fourth quarter of 2025 averaged 1,481 thousand barrels of oil equivalent per day (Mboed), surpassing the mid-point of guidance by 21 Mboed, led by contributions from the Permian and Rockies regions. Both Gulf of America and International average daily production met guidance expectations.

Oil and Gas Proved Reserves
As of December 31, 2025, Occidental’s worldwide proved reserves totaled 4.6 billion barrels of oil equivalent (BOE). Proved reserve additions included extensions and discoveries totaling 340 million BOE, mainly in the Permian Basin, and positive revisions associated with infill development projects of 115 million BOE, primarily in the Permian and DJ Basins. The 2025 All-In Reserves Replacement Ratio was 98%, with a three-year average of 154%. The 2025 Organic Reserves Replacement Ratio was 107%, with a three-year average of 116%.

Midstream and Marketing
Midstream and marketing reported pre-tax income of $204 million for the fourth quarter of 2025, compared to pre-tax income of $81 million in the previous quarter. Excluding items affecting comparability, the results exceeded the high end of guidance. Quarter-over-quarter improvements were attributed to higher gas margins from transportation capacity optimization in the Permian, reduced long-haul crude transportation costs, and higher sulfur prices at Al Hosn, partially offset by lower equity method investment income from WES. WES equity method investment income for the fourth quarter was $87 million, which included negative items affecting comparability related to its fourth quarter 2025 acquisition.

Discontinued Operations
Occidental closed the sale of OxyChem on January 2, 2026. As a result, OxyChem’s results of operations and cash flows, along with the related retained liabilities, are reported as discontinued operations in Occidental’s Consolidated Statements of Operations and Cash Flows for all periods presented, with its assets and liabilities reclassified as held for sale in the Consolidated Balance Sheets.

Supplemental Non-GAAP Measures
This press release refers to adjusted income (loss), operating cash flow before working capital, capital expenditures, net of noncontrolling interest, free cash flow before working capital and adjusted selling, general and administrative (SG&A), other operating and non-operating expenses, which are supplemental measures not calculated in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to the comparable GAAP financial measures. Definitions of adjusted income (loss) and a reconciliation to net income (loss), along with operating cash flow before working capital, capital expenditures, net of noncontrolling interest, free cash flow before working capital and adjusted SG&A, other operating and non-operating expenses and a reconciliation to the comparable GAAP financial measures, are included in the financial schedules of this press release. Occidental’s definition of adjusted income (loss), operating cash flow before working capital, capital expenditures, net of noncontrolling interest, free cash flow before working capital and adjusted SG&A, other operating and non-operating expenses may differ from similarly titled measures provided by other companies in our industry and as a result may not be comparable.

This press release also refers to F&D Costs and reserves replacement ratio, which are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable. All-In F&D Costs is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. Organic F&D Costs excludes from All-In F&D Costs both the property acquisition costs and purchases of minerals in place, and Program Additions F&D Costs further excludes price and other revisions that are not infills. All-In Reserves Replacement Ratio is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Organic Reserves Replacement Ratio excludes from All-In Reserves Replacement purchases and sales of minerals in place for the year. Program Additions Reserves Replacement Ratio further excludes price and other revisions that are not infills.

About Occidental
Occidental is an international energy company that produces, markets and transports oil and natural gas to maximize value and provide resources fundamental to life. The company leverages its global leadership in carbon management to advance lower-carbon technologies and products. Headquartered in Houston, Occidental primarily operates in the United States, the Middle East and North Africa. To learn more, visit oxy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about Occidental’s expectations, beliefs, plans or forecasts. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of earnings, revenue or other financial items or future financial position or sources of financing; any statements of the plans, strategies and objectives of management for future operations or business strategy; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “guidance,” “focus,” “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release unless an earlier date is specified. Unless legally required, Occidental does not undertake any obligation to update, modify or withdraw any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to: general economic conditions, including slowdowns and recessions, domestically or internationally; Occidental’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; Occidental’s ability to successfully monetize select assets and repay or refinance debt and the impact of changes in Occidental’s credit ratings or future increases in interest rates; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations and volatility; supply and demand considerations for, and the prices of, Occidental’s products and services; actions by the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of Occidental’s proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; government actions (including the effects of announced or future tariff increases and other geopolitical, trade, tariff, fiscal and regulatory uncertainties), war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events (such as in Latin America); inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including Occidental’s ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects; Occidental’s ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections or projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses, including retained liabilities and indemnification obligations associated with the chemical business; uncertainties about the estimated quantities of oil, NGL and natural gas reserves; lower-than-expected production from development projects or acquisitions; Occidental’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve Occidental’s competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver Occidental’s oil and natural gas and other processing and transportation considerations; volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions; health, safety and environmental (HSE) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations and litigation (including related to climate change or remedial actions or assessments); legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, and deep-water and onshore drilling and permitting regulations; Occidental’s ability to recognize intended benefits from its business strategies and initiatives, such as the sale of OxyChem, Occidental’s low-carbon ventures businesses and announced greenhouse gas emissions reduction targets or net-zero goals; changes in government grant or loan programs; potential liability resulting from pending or future litigation, government investigations and other proceedings; disruption or interruption of production or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity; the scope and duration of global or regional health pandemics or epidemics and actions taken by government authorities and other third parties in connection therewith; the creditworthiness and performance of Occidental’s counterparties, including financial institutions, operating partners and other parties; failure of risk management; Occidental’s ability to retain and hire key personnel; supply, transportation and labor constraints; reorganization or restructuring of Occidental’s operations; changes in state, federal or international tax rates, deductions, incentives or credits; and actions by third parties that are beyond Occidental’s control.

Additional information concerning these and other factors that may cause Occidental’s results of operations and financial position to differ from expectations can be found in Occidental’s other filings with the U.S. Securities and Exchange Commission, including Occidental’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contacts

Media	Investors
Eric Moses	R. Jordan Tanner
713-497-2017	713-552-8811
eric_moses@oxy.com	investors@oxy.com

Occidental Petroleum Corporation
Fourth Quarter 2025
Earnings Release Schedules Index

Schedule # and Description

1.Summary Highlights
2.Items Affecting Comparability Detail
•Before Tax Allocations
•After Tax Allocations
3.Segment Results Before Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Income (non-GAAP)
4.Segment Results After Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Income (non-GAAP)
•Reconciliation - Diluted EPS
5.Consolidated Condensed Statements of Operations
6.Consolidated Condensed Balance Sheets
7.Consolidated Condensed Statements of Cash Flows
a.Consolidated Condensed Statements of Cash Flows
b.Detail of Free Cash Flow (non-GAAP), Capital Expenditures, Net of Noncontrolling Interest (non-GAAP) and Depreciation, Depletion and Amortization
8.Oil & Gas Net Production Volumes Per Day by Geographic Locations
•MBOE/D
•By Commodity
9.Oil & Gas Net Sales Volumes Per Day and Realized Prices by Geographic Locations
•MBOE/D
•Realized Prices and Related Index Prices
10.Oil and Gas Metrics
11.Reserves Replacement and Multi-Year Data - Worldwide
12.Reserves Replacement and Multi-Year Data - United States Only
13.Total Proved Reserves
14.Proved Oil Reserves
15.Proved NGL Reserves
16.Proved Natural Gas Reserves
17.Costs Incurred

SCHEDULE 1
Occidental Petroleum Corporation
Summary Highlights

	2024						2025
Quarterly	Qtr 1	Qtr 2	Qtr 3	Qtr 4		TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4		TY
Net Income ($ millions)
Reported income attributable to common stockholders	$718	$992	$964	$(297)		$2,377	$766	$288	$661	$(68)		$1,647
Reported EPS - Diluted ($/share)	$0.75	$1.03	$0.98	$(0.30)		$2.44	$0.77	$0.26	$0.65	$(0.07)		$1.61
Effective tax rate on reported income (loss) (%)	29%	28%	28%	29%	(a)	29%	29%	37%	28%	71%	(a)	35%

Adjusted income attributable to common stockholders (Non-GAAP) (b)	$604	$993	$977	$792		$3,366	$860	$396	$649	$315		$2,220
Adjusted EPS - Diluted (Non-GAAP) ($/share) (c)	$0.63	$1.03	$1.00	$0.80		$3.46	$0.87	$0.39	$0.64	$0.31		$2.21
Effective tax rate on adjusted income (loss) (%)	29%	27%	28%	22%		27%	28%	34%	28%	32%		30%

Average Shares Outstanding - Reported Income and Adjusted Income
Basic (millions)	884.1	893.8	927.5	940.8		911.8	941.3	985.1	986.4	988.0		975.5
Diluted (millions)	948.6	958.9	975.7	983.9		967.1	982.9	1,010.4	1,003.1	1,002.9		1,000.1

Daily Production Volumes
Total US (MBOE/D)	943	1,031	1,186	1,233		1,099	1,167	1,167	1,227	1,246		1,202
US Oil (MBBL/D)	487	553	611	634		571	601	604	634	636		620
Worldwide Production (MBOE/D)	1,172	1,258	1,412	1,463		1,327	1,391	1,400	1,465	1,481		1,434
Worldwide Sales (MBOE/D)	1,175	1,260	1,411	1,463		1,328	1,391	1,397	1,468	1,480		1,434

Commodity Price Realizations
Worldwide Oil ($/BBL)	$76.04	$79.89	$75.33	$69.73		$75.05	$71.07	$63.76	$64.78	$59.22		$64.60
Worldwide NGL ($/BBL)	$22.14	$21.23	$20.47	$21.80		$21.38	$25.94	$20.71	$19.60	$16.68		$20.60
Domestic Gas ($/MCF)	$1.61	$0.54	$0.40	$1.26		$0.94	$2.42	$1.33	$1.48	$1.12		$1.58

Free Cash Flows ($ millions) (Non-GAAP) (d)
Operating cash flow before working capital (Non-GAAP)	$2,446	$3,044	$3,150	$3,077		$11,717	$3,000	$2,643	$3,199	$2,729		$11,571
Less: Capital expenditures, net of noncontrolling interest (Non-GAAP)	(1,726)	(1,729)	(1,636)	(1,727)		(6,818)	(1,845)	(1,947)	(1,729)	(1,766)		(7,287)
Free Cash Flow Before Working Capital (Non-GAAP)	$720	$1,315	$1,514	$1,350		$4,899	$1,155	$696	$1,470	$963		$4,284

	2024						2025
Year-to-date	Mar	Jun	Sep	Dec			Mar	Jun	Sep	Dec
Net Income ($ millions)
Reported income attributable to common stockholders	$718	$1,710	$2,674	$2,377			$766	$1,054	$1,715	$1,647
Reported EPS - Diluted ($/share)	$0.75	$1.78	$2.77	$2.44			$0.77	$1.03	$1.68	$1.61
Effective tax rate on reported income (loss) (%)	29%	29%	29%	29%			29%	32%	30%	35%

Adjusted income attributable to common stockholders (Non-GAAP) (b)	$604	$1,597	$2,574	$3,366			$860	$1,256	$1,905	$2,220
Adjusted EPS - Diluted (Non-GAAP) ($/share) (c)	$0.63	$1.66	$2.66	$3.46			$0.87	$1.25	$1.90	$2.21
Effective tax rate on adjusted income (loss) (%)	29%	28%	28%	27%			28%	31%	30%	30%

Average Shares Outstanding - Reported Income
Basic (millions)	884.1	889.2	902.1	911.8			941.3	963.5	971.2	975.5
Diluted (millions)	948.6	954.1	961.4	967.1			982.9	997.0	999.1	1,000.1

Average Shares Outstanding - Adjusted Income
Basic (millions)	884.1	889.2	902.1	911.8			941.3	963.5	971.2	975.5
Diluted (millions)	948.6	954.1	961.4	967.1			982.9	997.0	999.1	1,000.1

Daily Production Volumes
Total US (MBOE/D)	943	987	1,054	1,099			1,167	1,167	1,187	1,202
US Oil (MBBL/D)	487	520	551	571			601	603	614	620
Worldwide Production (MBOE/D)	1,172	1,215	1,281	1,327			1,391	1,395	1,419	1,434
Worldwide Sales (MBOE/D)	1,175	1,218	1,282	1,328			1,391	1,394	1,416	1,434

Commodity Price Realizations
Worldwide Oil ($/BBL)	$76.04	$78.06	$77.06	$75.05			$71.07	$67.37	$66.46	$64.60
Worldwide NGL ($/BBL)	$22.14	$21.68	$21.22	$21.38			$25.94	$23.29	$21.99	$20.60
Domestic Gas ($/MCF)	$1.61	$1.06	$0.81	$0.94			$2.42	$1.88	$1.74	$1.58

Free Cash Flow ($ millions) (Non-GAAP) (d)
Operating cash flow before working capital (Non-GAAP)	$2,007	$5,490	$8,640	$11,717			$2,002	$5,643	$8,842	$11,571
Less: Capital expenditures, net of noncontrolling interest (Non-GAAP)	(1,639)	(3,455)	(5,091)	(6,818)			(1,628)	(3,792)	(5,521)	(7,287)
Free Cash Flow Before Working Capital (Non-GAAP)	$368	$2,035	$3,549	$4,899			$374	$1,851	$3,321	$4,284

(a) Percentage impacted by reported net loss.
(b) See schedule 3 for non-GAAP reconciliation.
(c) See schedule 4 for non-GAAP reconciliation.
(d) See schedule 7b for non-GAAP reconciliation.

SCHEDULE 2
Occidental Petroleum Corporation
Items Affecting Comparability Detail
(amounts in millions)

	2024					2025
Before Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Legal reserves and other	$—	$—	$—	$—	$—	$—	$(65)	$—	$(40)	$(105)
Losses on sales of assets and other, net	—	—	(572)	(13)	(585)	—	—	(52)	(47)	(99)
Asset impairments and other charges, net	—	—	—	(334)	(334)	—	—	—	(6)	(6)
Total Domestic	—	—	(572)	(347)	(919)	—	(65)	(52)	(93)	(210)
International
Gains on sale of assets and other, net	—	—	—	—	—	—	—	30	—	30
Legal reserves and other	(44)	(10)	—	—	(54)	—	—	—	—	—
Total International	(44)	(10)	—	—	(54)	—	—	30	—	30
Total Oil and Gas	(44)	(10)	(572)	(347)	(973)	—	(65)	(22)	(93)	(180)

Midstream & Marketing
Derivative gains (losses), net (a)	(91)	5	142	(88)	(32)	(84)	95	(31)	(9)	(29)
Asset impairments and other charges (a,b)	—	—	(21)	—	(21)	—	(162)	—	(325)	(487)
Equity method investments fair value gains	—	27	—	—	27	—	—	61	—	61
Gains on sales of assets and other, net (a)	122	35	490	—	647	—	—	—	301	301
Total Midstream & Marketing	31	67	611	(88)	621	(84)	(67)	30	(33)	(154)

Corporate
Acquisition-related costs (c)	(56)	(29)	(56)	(9)	(150)	(6)	(6)	(1)	—	(13)
Early retirement costs	—	—	—	—	—	—	—	—	(39)	(39)
Early debt extinguishment	—	—	—	—	—	—	—	—	20	20
Gains on sales of assets and other, net	—	—	—	48	48	—	—	—	—	—
Total Corporate	(56)	(29)	(56)	39	(102)	(6)	(6)	(1)	(19)	(32)

State tax rate revaluation	—	—	—	10	10	—	—	—	(10)	(10)
Income tax impact on Algeria contract renewal	—	(20)	—	—	(20)	—	—	—	—	—
Income tax impact on items affecting comparability	6	(9)	4	96	97	19	30	5	32	86
Discontinued operations, net of taxes	177	—	—	(799)	(622)	(23)	—	—	(260)	(283)
Total	$114	$(1)	$(13)	$(1,089)	$(989)	$(94)	$(108)	$12	$(383)	$(573)

	2024					2025
After Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Legal reserves and other	$—	$—	$—	$—	$—	$—	$(51)	$—	$(31)	$(82)
Losses on sales of assets and other, net	—	—	(448)	(10)	(458)	—	—	(41)	(37)	(78)
Asset impairments and other charges, net	—	—	—	(261)	(261)	—	—	—	(5)	(5)
Total Domestic	—	—	(448)	(271)	(719)	—	(51)	(41)	(73)	(165)
International
Gains on sale of assets and other, net	—	—	—	—	—	—	—	30	—	30
Legal reserves and other	(44)	(10)	—	—	(54)	—	—	—	—	—
Total International	(44)	(10)	—	—	(54)	—	—	30	—	30
Total Oil and Gas	(44)	(10)	(448)	(271)	(773)	—	(51)	(11)	(73)	(135)

Midstream & Marketing
Derivative gains (losses), net (a)	(71)	3	112	(69)	(25)	(66)	74	(24)	(7)	(23)
Asset impairments and other charges (a,b)	—	—	(16)	—	(16)	—	(127)	—	(254)	(381)
Gains on sale of assets and other, net (a)	95	28	384	—	507	—	—	—	236	236
Equity method investments fair value gains	—	21	—	—	21	—	—	48	—	48
Total Midstream & Marketing	24	52	480	(69)	487	(66)	(53)	24	(25)	(120)
Corporate
Acquisition-related costs (c)	(43)	(23)	(45)	(7)	(118)	(5)	(4)	(1)	—	(10)
Gains on sales of assets and other, net	—	—	—	47	47	—	—	—	—	—
Early retirement costs	—	—	—	—	—	—	—	—	(31)	(31)
Early debt extinguishment	—	—	—	—	—	—	—	—	16	16
Total Corporate	(43)	(23)	(45)	40	(71)	(5)	(4)	(1)	(15)	(25)

State tax rate revaluation	—	—	—	10	10	—	—	—	(10)	(10)
Income tax impact on Algeria contract renewal	—	(20)	—	—	(20)	—	—	—	—	—
Discontinued operations, net of taxes	177	—	—	(799)	(622)	(23)	—	—	(260)	(283)
Total	$114	$(1)	$(13)	$(1,089)	$(989)	$(94)	$(108)	$12	$(383)	$(573)
(a) Included gains on sales, charges and derivative gains (losses) from income from equity investments and other.
(b) Included charges in transportation and gathering expense.
(c) Included debt issuance costs from interest and debt expense, net.

SCHEDULE 3
Occidental Petroleum Corporation
Segment Results Before Tax Allocations
(amounts in millions, except per share and effective tax rate amounts)

	2024					2025
Reported Income	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$863	$1,231	$763	$858	$3,715	$1,350	$580	$920	$342	$3,192
International	441	491	459	383	1,774	402	437	446	358	1,643
Exploration	(66)	(83)	(57)	(69)	(275)	(55)	(83)	(66)	(45)	(249)
Total Oil & Gas	1,238	1,639	1,165	1,172	5,214	1,697	934	1,300	655	4,586
Midstream & Marketing	(38)	110	614	(123)	563	(72)	39	81	204	252
Segment income	1,200	1,749	1,779	1,049	5,777	1,625	973	1,381	859	4,838
Corporate
Interest	(290)	(258)	(305)	(316)	(1,169)	(310)	(271)	(266)	(232)	(1,079)
Other	(155)	(143)	(183)	(103)	(584)	(138)	(142)	(130)	(221)	(631)
Income from continuing operations before taxes	755	1,348	1,291	630	4,024	1,177	560	985	406	3,128
Taxes
Federal and state	(119)	(214)	(193)	(60)	(586)	(200)	(23)	(120)	(94)	(437)
International	(129)	(188)	(198)	(57)	(572)	(147)	(199)	(159)	(79)	(584)
Income from continuing operations	507	946	900	513	2,866	830	338	706	233	2,107
Less: Net income attributable to noncontrolling interest	—	(8)	(7)	(7)	(22)	(9)	(10)	(12)	(12)	(43)
Less: Preferred stock dividends and redemption premiums	(170)	(170)	(169)	(170)	(679)	(170)	(170)	(169)	(170)	(679)
Net income (loss) from continuing operations attributable to common stockholders	337	768	724	336	2,165	651	158	525	51	1,385
Discontinued operations, net of taxes	381	224	240	(633)	212	115	130	136	(119)	262
Net income (loss) attributable to common stockholders	$718	$992	$964	$(297)	$2,377	$766	$288	$661	$(68)	$1,647
Reported diluted income (loss) per share	$0.75	$1.03	$0.98	$(0.30)	$2.44	$0.77	$0.26	$0.65	$(0.07)	$1.61
Effective Tax Rate - Continuing Operations	33%	30%	30%	19%	29%	29%	40%	28%	43%	33%
Effective Tax Rate - Continuing and Discontinued Operations	29%	28%	28%	29%	29%	29%	37%	28%	71%	35%

Items Affecting Comparability
Oil & Gas
Domestic	$—	$—	$(572)	$(347)	$(919)	$—	$(65)	$(52)	$(93)	$(210)
International	(44)	(10)	—	—	(54)	—	—	30	—	30
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	(44)	(10)	(572)	(347)	(973)	—	(65)	(22)	(93)	(180)
Midstream & Marketing	31	67	611	(88)	621	(84)	(67)	30	(33)	(154)
Segment income (loss)	(13)	57	39	(435)	(352)	(84)	(132)	8	(126)	(334)
Corporate
Interest	(44)	(16)	(6)	3	(63)	—	—	—	20	20
Other	(12)	(13)	(50)	36	(39)	(6)	(6)	(1)	(39)	(52)
Income (loss) from continuing operations before taxes	(69)	28	(17)	(396)	(454)	(90)	(138)	7	(145)	(366)
Taxes
Federal and state	6	(9)	4	106	107	19	30	5	22	76
International	—	(20)	—	—	(20)	—	—	—	—	—
Income (loss) from continuing operations	(63)	(1)	(13)	(290)	(367)	(71)	(108)	12	(123)	(290)
Discontinued operations, net of taxes	177	—	—	(799)	(622)	(23)	—	—	(260)	(283)
Net income (loss)	114	(1)	(13)	(1,089)	(989)	(94)	(108)	12	(383)	(573)
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Less: Preferred stock redemption premiums	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to common stockholders	$114	$(1)	$(13)	$(1,089)	$(989)	$(94)	$(108)	$12	$(383)	$(573)

Adjusted Income (Non-GAAP) (a)
Oil & Gas
Domestic	$863	$1,231	$1,335	$1,205	$4,634	$1,350	$645	$972	$435	$3,402
International	485	501	459	383	1,828	402	437	416	358	1,613
Exploration	(66)	(83)	(57)	(69)	(275)	(55)	(83)	(66)	(45)	(249)
Total Oil & Gas	1,282	1,649	1,737	1,519	6,187	1,697	999	1,322	748	4,766
Midstream & Marketing	(69)	43	3	(35)	(58)	12	106	51	237	406
Adjusted segment income	1,213	1,692	1,740	1,484	6,129	1,709	1,105	1,373	985	5,172
Corporate
Interest	(246)	(242)	(299)	(319)	(1,106)	(310)	(271)	(266)	(252)	(1,099)
Other	(143)	(130)	(133)	(139)	(545)	(132)	(136)	(129)	(182)	(579)
Adjusted income from continuing operations before taxes	824	1,320	1,308	1,026	4,478	1,267	698	978	551	3,494
Taxes
Federal and state	(125)	(205)	(197)	(166)	(693)	(219)	(53)	(125)	(116)	(513)
International	(129)	(168)	(198)	(57)	(552)	(147)	(199)	(159)	(79)	(584)
Adjusted income from continuing operations	570	947	913	803	3,233	901	446	694	356	2,397
Less: Net income attributable to noncontrolling interest	—	(8)	(7)	(7)	(22)	(9)	(10)	(12)	(12)	(43)
Less: Preferred stock dividends	(170)	(170)	(169)	(170)	(679)	(170)	(170)	(169)	(170)	(679)
Adjusted income from continuing operations attributable to common stockholders	400	769	737	626	2,532	722	266	513	174	1,675
Adjusted Discontinued operations, net of taxes	204	224	240	166	834	138	130	136	141	545
Adjusted net income attributable to common stockholders	$604	$993	$977	$792	$3,366	$860	$396	$649	$315	$2,220
Adjusted diluted earnings per share (Non-GAAP)	$0.63	$1.03	$1.00	$0.80	$3.46	$0.87	$0.39	$0.64	$0.31	$2.21
Effective Tax Rate - Continuing Operations	31%	28%	30%	22%	28%	29%	36%	29%	35%	31%
Effective Tax Rate - Continuing and Discontinued Operations	29%	27%	28%	22%	27%	28%	34%	28%	32%	30%

ADJUSTED INCOME TAX BENEFIT (EXPENSE) - CONTINUING OPERATIONS	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
CURRENT	$(335)	$(448)	$(184)	$(241)	$(1,208)	$(286)	$(183)	$31	$(159)	$(597)
DEFERRED	81	75	(211)	18	(37)	(80)	(69)	(315)	(36)	(500)
TOTAL ADJUSTED INCOME TAX BENEFIT (EXPENSE) - CONTINUING OPERATIONS	$(254)	$(373)	$(395)	$(223)	$(1,245)	$(366)	$(252)	$(284)	$(195)	$(1,097)
(a) Non-GAAP Measure. Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

SCHEDULE 4
Occidental Petroleum Corporation
Segment Results After Tax Allocations
(Amounts in millions, except per share and effective tax rate amounts)

	2024					2025
Reported Income (Loss)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$673	$960	$595	$669	$2,897	$1,053	$452	$717	$267	$2,489
International	296	313	302	267	1,178	283	261	295	229	1,068
Exploration	(58)	(75)	(53)	(63)	(249)	(51)	(69)	(57)	(41)	(218)
Total Oil & Gas	911	1,198	844	873	3,826	1,285	644	955	455	3,339
Midstream & Marketing	(34)	98	487	(100)	451	(64)	45	85	182	248
Segment income	877	1,296	1,331	773	4,277	1,221	689	1,040	637	3,587
Corporate
Interest	(290)	(258)	(305)	(316)	(1,169)	(310)	(271)	(266)	(232)	(1,079)
Other	(155)	(143)	(183)	(103)	(584)	(138)	(146)	(130)	(217)	(631)
Taxes	75	51	57	159	342	57	63	62	48	230
Income from continuing operations	507	946	900	513	2,866	830	335	706	236	2,107
Discontinued operations, net of taxes	381	224	240	(633)	212	115	130	136	(119)	262
Net income (loss)	888	1,170	1,140	(120)	3,078	945	465	842	117	2,369
Less: Net income attributable to noncontrolling interest	—	(8)	(7)	(7)	(22)	(9)	(10)	(12)	(12)	(43)
Less: Preferred stock dividends and redemption premiums	(170)	(170)	(169)	(170)	(679)	(170)	(170)	(169)	(170)	(679)
Net income (loss) attributable to common stockholders	$718	$992	$964	$(297)	$2,377	$766	$285	$661	$(65)	$1,647
Reported diluted income (loss) per share	$0.75	$1.03	$0.98	$(0.30)	$2.44	$0.77	$0.26	$0.65	$(0.07)	$1.61
Items Affecting Comparability
Oil & Gas
Domestic	$—	$—	$(448)	$(271)	$(719)	$—	$(51)	$(41)	$(73)	$(165)
International	(44)	(10)	—	—	(54)	—	—	30	—	30
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	(44)	(10)	(448)	(271)	(773)	—	(51)	(11)	(73)	(135)
Midstream & Marketing	24	52	480	(69)	487	(66)	(53)	24	(25)	(120)
Segment income (loss)	(20)	42	32	(340)	(286)	(66)	(104)	13	(98)	(255)
Corporate
Interest	(34)	(12)	(6)	3	(49)	—	—	—	16	16
Other	(9)	(11)	(39)	37	(22)	(5)	(4)	(1)	(31)	(41)
Taxes	—	(20)	—	10	(10)	—	—	—	(10)	(10)
Income (loss) from continuing operations	(63)	(1)	(13)	(290)	(367)	(71)	(108)	12	(123)	(290)
Discontinued operations, net of taxes	177	—	—	(799)	(622)	(23)	—	—	(260)	(283)
Net income (loss)	114	(1)	(13)	(1,089)	(989)	(94)	(108)	12	(383)	(573)
Less: Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Less: Preferred stock redemption premiums	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to common stockholders	$114	$(1)	$(13)	$(1,089)	$(989)	$(94)	$(108)	$12	$(383)	$(573)
Adjusted Income (Loss) (Non-GAAP) (a)
Oil & Gas
Domestic	$673	$960	$1,043	$940	$3,616	$1,053	$503	$758	$340	$2,654
International	340	323	302	267	1,232	283	261	265	229	1,038
Exploration	(58)	(75)	(53)	(63)	(249)	(51)	(69)	(57)	(41)	(218)
Total Oil & Gas	955	1,208	1,292	1,144	4,599	1,285	695	966	528	3,474
Midstream & Marketing	(58)	46	7	(31)	(36)	2	98	61	207	368
Adjusted segment income	897	1,254	1,299	1,113	4,563	1,287	793	1,027	735	3,842
Corporate
Interest	(256)	(246)	(299)	(319)	(1,120)	(310)	(271)	(266)	(248)	(1,095)
Other	(146)	(132)	(144)	(140)	(562)	(133)	(142)	(129)	(186)	(590)
Taxes	75	71	57	149	352	57	63	62	58	240
Adjusted income from continuing operations	570	947	913	803	3,233	901	443	694	359	2,397
Less: Net income attributable to noncontrolling interest	—	(8)	(7)	(7)	(22)	(9)	(10)	(12)	(12)	(43)
Less: Preferred stock dividends	(170)	(170)	(169)	(170)	(736)	(170)	(170)	(169)	(170)	(679)
Adjusted income from continuing operations attributable to common stockholders	400	769	737	626	2,475	722	263	513	177	1,675
Adjusted discontinued operations, net of taxes	204	224	240	166	834	138	130	136	141	545
Adjusted income attributable to common stockholders	$604	$993	$977	$792	$3,309	$860	$393	$649	$318	$2,220
Adjusted diluted earnings per share (Non-GAAP)	$0.63	$1.03	$1.00	$0.80	$3.46	$0.87	$0.39	$0.64	$0.31	$2.21
Reconciliation - Diluted Earnings Per Share
Reported Diluted Earnings Per Share (GAAP)	$0.75	$1.03	$0.98	$(0.30)	$2.44	$0.77	$0.26	$0.65	$(0.07)	$1.61
After-Tax Adjustments for Items Affecting Comparability
Oil & Gas
Domestic	$—	$—	$(0.46)	$(0.28)	$(0.74)	$—	$(0.05)	$(0.04)	$(0.07)	$(0.16)
International	(0.05)	(0.01)	—	—	(0.06)	—	—	0.03	—	0.03
Midstream & Marketing	0.03	0.05	0.49	(0.07)	0.50	(0.07)	(0.06)	0.02	(0.02)	(0.13)
Corporate
Interest	(0.04)	(0.01)	(0.01)	—	(0.05)	—	—	—	0.02	0.02
Other	(0.01)	(0.01)	(0.04)	0.04	(0.02)	(0.01)	—	—	(0.03)	(0.04)
Taxes	—	(0.02)	—	0.01	(0.01)	—	—	—	(0.01)	(0.01)
Adjustment to diluted average shares for adjusted income & Warrant Inducements	—	—	—	0.04	—	—	(0.02)	—	(0.01)	(0.03)
Discontinued operations, net of taxes	0.20	—	—	(0.81)	(0.64)	(0.02)	—	—	(0.26)	(0.28)
Total After-Tax Adjustments for Items Affecting Comparability	$0.13	$—	$(0.02)	$(1.07)	$(1.02)	$(0.10)	$(0.13)	$0.01	$(0.38)	$(0.60)

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.62	$1.03	$1.00	$0.77	$3.46	$0.87	$0.39	$0.64	$0.31	$2.21

Average Diluted Shares Outstanding - Reported (millions)	948.6	958.9	975.7	983.9	967.1	982.9	1,010.4	1,003.1	1,002.9	1,000.1
Average Diluted Shares Outstanding - Adjusted (millions) (Non-GAAP)	948.6	958.9	975.7	983.9	967.1	982.9	1,010.4	1,003.1	1,002.9	1,000.1
(a) Non-GAAP Measure. Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP. The reported EPS (GAAP) calculations do not include dilutive effect of potential issuance of common stocks as their effect is anti-dilutive since Occidental generated net losses from continuing operations.

SCHEDULE 5
Occidental Petroleum Corporation
Consolidated Condensed Statements of Operations
(amounts in millions, except per-share amounts)

	2024					2025
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
REVENUES AND OTHER INCOME
Net sales
Oil & Gas	$4,915	$5,469	$5,697	$5,624	$21,705	$5,683	$5,009	$5,404	$4,806	$20,902
Midstream & Marketing	78	257	399	152	886	173	390	265	451	1,279
Eliminations	(146)	(146)	(141)	(139)	(572)	(152)	(141)	(150)	(145)	(588)
Total	4,847	5,580	5,955	5,637	22,019	5,704	5,258	5,519	5,112	21,593
Interest, dividends and other income	37	45	63	47	192	53	48	60	58	219
Gains (losses) on sale of assets and other, net	(1)	28	(79)	36	(16)	(19)	(5)	34	253	263
Total	4,883	5,653	5,939	5,720	22,195	5,738	5,301	5,613	5,423	22,075

COSTS AND OTHER DEDUCTIONS
Oil and gas lease operating expense	1,161	1,179	1,207	1,191	4,738	1,217	1,135	1,174	1,155	4,681
Transportation and gathering expense	353	405	407	443	1,608	413	409	416	422	1,660
Purchased commodities and midstream cost of sales	95	119	115	102	431	39	39	60	38	176
Selling, general and administrative expense	233	233	245	249	960	241	257	238	250	986
Other operating and non-operating expense	369	293	306	351	1,319	326	445	357	428	1,556
Taxes other than on income	235	265	256	283	1,039	264	269	248	249	1,030
Depreciation, depletion and amortization	1,591	1,670	1,820	1,870	6,951	1,804	1,823	1,947	1,959	7,533
Asset impairments and other charges	—	—	22	334	356	—	—	—	60	60
Acquisition-related costs	12	14	49	9	84	6	6	1	—	13
Exploration expense	66	83	57	69	275	55	83	66	45	249
Interest and debt expense, net	290	258	305	316	1,169	310	271	266	232	1,079
Total	4,405	4,519	4,789	5,217	18,930	4,675	4,737	4,773	4,838	19,023
INCOME BEFORE INCOME TAXES AND OTHER ITEMS	478	1,134	1,150	503	3,265	1,063	564	840	585	3,052
OTHER ITEMS
Income (loss) from equity investments and other	277	214	141	127	759	114	(4)	145	(179)	76
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	755	1,348	1,291	630	4,024	1,177	560	985	406	3,128
Income tax expense	(248)	(402)	(391)	(117)	(1,158)	(347)	(222)	(279)	(173)	(1,021)
INCOME FROM CONTINUING OPERATIONS	507	946	900	513	2,866	830	338	706	233	2,107
Discontinued operations, net of taxes	381	224	240	(633)	212	115	130	136	(119)	262
NET INCOME (LOSS)	888	1,170	1,140	(120)	3,078	945	468	842	114	2,369
Less: Net income attributable to noncontrolling interest	—	(8)	(7)	(7)	(22)	(9)	(10)	(12)	(12)	(43)
Less: Preferred stock dividend and redemption premiums	(170)	(170)	(169)	(170)	(679)	(170)	(170)	(169)	(170)	(679)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$718	$992	$964	$(297)	$2,377	$766	$288	$661	$(68)	$1,647

EARNINGS PER SHARE
Income from continuing operations	$0.38	$0.85	$0.77	$0.35	$2.36	$0.69	$0.14	$0.53	$0.05	$1.38
Discontinued operations, net	0.43	0.25	0.26	(0.67)	0.23	0.12	0.13	0.14	(0.12)	0.27
BASIC EARNINGS PER COMMON SHARE	$0.81	$1.10	$1.03	$(0.32)	$2.59	$0.81	$0.27	$0.67	$(0.07)	$1.65

Income from continuing operations	$0.35	$0.80	$0.74	$0.34	$2.23	$0.65	$0.13	$0.51	$0.05	$1.35
Discontinued operations, net	0.40	0.23	0.24	(0.64)	0.21	0.12	0.13	0.14	(0.12)	0.26
DILUTED EARNINGS PER COMMON SHARE	$0.75	$1.03	$0.98	$(0.30)	$2.44	$0.77	$0.26	$0.65	$(0.07)	$1.61

DIVIDENDS PER COMMON SHARE	$0.22	$0.22	$0.22	$0.22	$0.88	$0.24	$0.24	$0.24	$0.24	$0.96

AVERAGE COMMON SHARES OUTSTANDING
BASIC	884.1	893.8	927.5	940.8	911.8	941.3	985.1	986.4	988.0	975.5
DILUTED	948.6	958.9	975.7	983.9	967.1	982.9	1,010.4	1,003.1	1,002.9	1000.1

INCOME TAX BENEFIT (EXPENSE) - CONTINUING OPERATIONS	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
CURRENT
Federal	$(191)	$(243)	$(219)	$(122)	$(775)	$(330)	$(57)	$20	$60	$(307)
State and local	(6)	(6)	(14)	(2)	(28)	(13)	(4)	6	11	—
International	(138)	(192)	(195)	(95)	(620)	(129)	(173)	(153)	(132)	(587)
Total	(335)	(441)	(428)	(219)	(1,423)	(472)	(234)	(127)	(61)	(894)
DEFERRED
Federal	78	38	45	36	$197	139	39	(142)	(135)	$(99)
State and local	—	(3)	(5)	28	20	4	(1)	(4)	(30)	(31)
International	9	4	(3)	38	48	(18)	(26)	(6)	53	3
Total	87	39	37	102	265	125	12	(152)	(112)	(127)
TOTAL INCOME TAX EXPENSE - CONTINUING OPERATIONS	$(248)	$(402)	$(391)	$(117)	$(1,158)	$(347)	$(222)	$(279)	$(173)	$(1,021)

ADJUSTED SG&A, OTHER OPERATING AND NON-OPERATING EXPENSES (NON-GAAP)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
Selling, general and administrative expense	$233	$233	$245	$249	$960	$241	$257	$238	$250	$986
Other operating and non-operating expense	369	293	306	351	1,319	326	445	357	428	1,556
Total SG&A, Other Operating and Non-Operating Expenses (GAAP)	602	526	551	600	2,279	567	702	595	678	2,542
Less: Items Affecting Comparability	(44)	(10)	—	—	(54)	—	(65)	—	—	(65)
Adjusted SG&A, Other Operating and Non-Operating Expenses (NON-GAAP) (a)	$558	$516	$551	$600	$2,225	$567	$637	$595	$678	$2,477
(a) Non-GAAP Measures. Adjusted SG&A, other operating and non-operating expenses is a non-GAAP measure. Occidental defines adjusted SG&A, other operating and non-operating expenses as the sum of selling, general and administrative expense and other operating and non-operating expense less items affecting comparability.

SCHEDULE 6
Occidental Petroleum Corporation
Consolidated Condensed Balance Sheets
(amounts in millions)

	2024				2025
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
CURRENT ASSETS
Cash and cash equivalents	$1,260	$1,828	$1,738	$2,125	$2,604	$2,314	$2,141	$1,968
Trade receivables, net	2,560	3,205	3,223	2,839	2,858	2,718	2,489	2,575
Joint interest receivables	783	671	789	720	657	638	667	684
Inventories	1,784	2,480	1,940	1,756	1,751	1,493	1,720	1,823
Other current assets	733	719	678	490	541	561	589	601
Assets held for sale	1,225	1,189	1,186	1,140	1,305	1,253	1,206	1,176
Total current assets	8,345	10,092	9,554	9,070	9,716	8,977	8,812	8,827

INVESTMENTS IN UNCONSOLIDATED ENTITIES	2,853	2,919	2,671	2,646	2,616	2,450	2,505	2,475

PROPERTY, PLANT AND EQUIPMENT
Gross property, plant and equipment	119,687	121,144	129,839	131,630	132,792	134,215	135,670	137,753
Accumulated depreciation, depletion and amortization	(63,984)	(65,457)	(63,784)	(65,767)	(68,239)	(69,835)	(72,337)	(74,110)
Net property, plant and equipment	55,703	55,687	66,055	65,863	64,553	64,380	63,333	63,643

NON-CURRENT ASSETS HELD SALE	3,987	4,125	4,195	4,430	4,587	4,829	5,005	5,344
OPERATING LEASE ASSETS	845	837	782	755	733	962	952	908
OTHER LONG-TERM ASSETS	2,544	2,556	2,546	2,681	2,762	2,762	2,865	2,989
TOTAL ASSETS	$74,277	$76,216	$85,803	$85,445	$84,967	$84,360	$83,472	$84,186

CURRENT LIABILITIES
Current maturities of long-term debt	$1,203	$1,347	$1,179	$1,138	$1,557	$433	$1,613	$1,773
Accounts payable	3,528	3,980	3,630	3,472	3,432	3,474	3,200	3,285
Accrued liabilities	3,563	3,819	4,149	4,248	3,921	3,961	3,896	3,592
Liabilities held for sale	518	553	583	663	713	696	712	778
Total current liabilities	8,812	9,699	9,541	9,521	9,623	8,564	9,421	9,428

LONG-TERM DEBT, NET	18,545	18,390	25,457	24,979	24,038	23,343	20,825	20,623

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	5,728	5,680	5,630	5,394	5,263	5,245	5,402	5,636
Asset retirement obligations	3,755	3,735	3,773	3,923	3,733	3,703	3,732	4,172
Non-current liabilities held for sale	334	367	329	333	351	382	397	418
Other deferred credits and liabilities	6,136	6,086	6,139	6,815	6,854	6,947	6,929	7,311
Total deferred credits and other liabilities	15,953	15,868	15,871	16,465	16,201	16,277	16,460	17,537
EQUITY
Preferred stock, $1.00 per share par value	8,287	8,287	8,287	8,287	8,287	8,287	8,287	8,287
Common stock, $0.20 per share par value	223	227	233	233	234	243	243	243
Treasury stock	(15,582)	(15,591)	(15,591)	(15,597)	(15,597)	(15,597)	(15,597)	(15,597)
Additional paid-in capital	17,456	17,928	19,802	19,868	19,892	20,849	20,926	21,008
Retained earnings	20,147	20,938	21,694	21,189	21,726	21,776	22,198	21,891
Accumulated other comprehensive income (loss)	280	264	249	179	170	164	204	202
Total stockholder’s equity	30,811	32,053	34,674	34,159	34,712	35,722	36,261	36,034
Noncontrolling interest	156	206	260	321	393	454	505	564
Total equity	30,967	32,259	34,934	34,480	35,105	36,176	36,766	36,598

TOTAL LIABILITIES AND EQUITY	$74,277	$76,216	$85,803	$85,445	$84,967	$84,360	$83,472	$84,186

SCHEDULE 7a
Occidental Petroleum Corporation
Consolidated Condensed Statements of Cash Flows
(amounts in millions)

	2024					2025
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$888	$1,170	$1,140	$(120)	$3,078	$945	$468	$842	$114	$2,369
Adjustments to reconcile net income to net cash from operating activities:
Discontinued operations, net	(381)	(224)	(240)	633	(212)	(115)	(130)	(136)	119	(262)
Depreciation, depletion and amortization	1,591	1,670	1,819	1,871	6,951	1,804	1,823	1,947	1,959	7,533
Deferred income tax provision (benefit)	(87)	(39)	(37)	(102)	(265)	(125)	(12)	152	112	127
Other noncash charges (benefit) to income	256	165	(1)	34	454	180	25	109	106	420
Asset impairments	—	—	21	334	355	—	—	—	21	21
Losses (gains) on sales of assets and other, net	1	(28)	79	8	60	19	5	(34)	(253)	(263)
Undistributed losses (earnings) from equity investments	(160)	(21)	52	46	(83)	46	183	33	357	619
Dry hole expense	36	29	12	29	106	17	46	36	10	109
Changes in operating assets and liabilities:
(Increase) decrease in trade receivables	(35)	(646)	179	386	(116)	(19)	140	226	(95)	252
(Increase) decrease in inventories	(83)	(690)	562	184	(27)	—	286	(211)	(63)	12
(Increase) decrease in joint interest receivables and other current assets	44	129	55	58	286	(3)	29	(100)	12	(62)
Increase (decrease) in accounts payable and accrued liabilities	(401)	558	(542)	(155)	(540)	(766)	108	(439)	133	(964)
Increase (decrease) in current domestic and foreign income taxes	137	11	234	90	472	49	(242)	22	(134)	(305)
Operating cash flow from continuing operations	1,806	2,084	3,333	3,296	10,519	2,032	2,729	2,447	2,398	9,606
Operating cash flow from discontinued operations	201	310	349	60	920	116	231	343	236	926
Net cash provided by operating activities	2,007	2,394	3,682	3,356	11,439	2,148	2,960	2,790	2,634	10,532

CASH FLOW FROM INVESTING ACTIVITIES
Capital expenditures	(1,696)	(1,584)	(1,502)	(1,481)	(6,263)	(1,682)	(1,705)	(1,512)	(1,528)	(6,427)
Change in capital accrual	157	(110)	(1)	54	100	50	(24)	(68)	74	32
Purchases of assets, businesses and equity investments, net	(142)	(33)	(8,850)	(92)	(9,117)	(52)	(56)	(123)	(49)	(280)
Proceeds from sale of assets and equity investments, net	98	50	1,514	11	1,673	1,306	144	780	48	2,278
Equity investments and other, net	(30)	(29)	(92)	(63)	(214)	(75)	(74)	(60)	(77)	(286)
Investing cash flow from continuing operations	(1,613)	(1,706)	(8,931)	(1,571)	(13,821)	(453)	(1,715)	(983)	(1,532)	(4,683)
Investing cash flow from discontinued operations	(197)	(165)	(188)	(219)	(769)	(278)	(284)	(276)	(278)	(1,116)
Net cash used by investing activities	(1,810)	(1,871)	(9,119)	(1,790)	(14,590)	(731)	(1,999)	(1,259)	(1,810)	(5,799)

FINANCING CASH FLOW
Proceeds from debt issuance	—	—	9,612	—	9,612	—	—	—	—	—
Payments of debt	—	—	(4,007)	(507)	(4,514)	(518)	(1,762)	(1,304)	(170)	(3,754)
Purchases of treasury stock	—	(9)	—	(18)	(27)	—	—	—	—	—
Cash dividends paid on common and preferred stock	(332)	(366)	(371)	(377)	(1,446)	(380)	(398)	(408)	(408)	(1,594)
Proceeds from issuance of common stock	88	416	67	13	584	25	906	17	18	966
Contributions from noncontrolling interests	57	42	47	54	200	63	51	39	47	200
Deferred payments for purchases of assets and businesses	—	—	—	(318)	(318)	—	—	—	(417)	(417)
Other financing, net	(140)	(43)	(11)	(48)	(242)	(118)	(40)	(37)	(41)	(236)
Financing cash flow from continuing operations	(327)	40	5,337	(1,201)	3,849	(928)	(1,243)	(1,693)	(971)	(4,835)
Financing cash flow From discontinued operations	(1)	(1)	(2)	(1)	(5)	(4)	—	(2)	(3)	(9)
Net cash provided (used) by financing activities	(328)	39	5,335	(1,202)	3,844	(932)	(1,243)	(1,695)	(974)	(4,844)

Increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents	(131)	562	(102)	364	693	485	(282)	(164)	(150)	(111)
Cash and cash equivalents and restricted cash and restricted cash equivalents - beginning of period	1,464	1,333	1,895	1,793	1,464	2,157	2,642	2,360	2,196	2,157
Cash and cash equivalents and restricted cash and cash equivalents - end of period	$1,333	$1,895	$1,793	$2,157	$2,157	$2,642	$2,360	$2,196	$2,046	$2,046

SCHEDULE 7b
Occidental Petroleum Corporation
Detail of Free Cash Flow, CAPEX and DD&A
(amounts in millions)

	2024					2025

Free Cash Flow Before Working Capital (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Operating cash flow from continuing operations	$1,806	$2,084	$3,333	$3,296	$10,519	$2,032	$2,729	$2,447	$2,398	$9,606
Operating cash flow from discontinued operations	201	310	349	60	920	116	231	343	236	926
Net cash provided by operating activities (GAAP)	2,007	2,394	3,682	3,356	11,439	2,148	2,960	2,790	2,634	10,532
Plus: Working capital and other, net - continuing operations	338	638	(488)	(563)	(75)	739	(321)	502	147	1,067
Plus: Working capital and other, net - discontinued operations	101	12	(44)	284	353	113	4	(93)	(52)	(28)
Operating cash flow before working capital (Non-GAAP)	2,446	3,044	3,150	3,077	11,717	3,000	2,643	3,199	2,729	11,571
Less: Capital expenditures, net of noncontrolling interest (Non-GAAP)	(1,726)	(1,729)	(1,636)	(1,727)	(6,818)	(1,845)	(1,947)	(1,729)	(1,766)	(7,287)
Free Cash Flow Before Working Capital (Non-GAAP)	$720	$1,315	$1,514	$1,350	$4,899	$1,155	$696	$1,470	$963	$4,284

Capital Expenditures, Net of Noncontrolling Interest (Non-GAAP)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas	$(1,472)	$(1,349)	$(1,268)	$(1,231)	$(5,320)	$(1,546)	$(1,517)	$(1,299)	$(1,253)	$(5,615)
Midstream & Marketing	(204)	(218)	(214)	(233)	(869)	(129)	(168)	(187)	(236)	(720)
Corporate	(20)	(17)	(20)	(17)	(74)	(7)	(20)	(26)	(39)	(92)
Total Capital Expenditures - Continuing Operations (GAAP)	(1,696)	(1,584)	(1,502)	(1,481)	(6,263)	(1,682)	(1,705)	(1,512)	(1,528)	(6,427)
Capital Expenditures - Discontinued Operations	(87)	(187)	(181)	(300)	(755)	(226)	(293)	(256)	(285)	(1,060)
Capital Expenditures - Continuing and Discontinuing Operations	(1,783)	(1,771)	(1,683)	(1,781)	(7,018)	(1,908)	(1,998)	(1,768)	(1,813)	(7,487)
Contributions from noncontrolling interests	57	42	47	54	200	63	51	39	47	200
Capital Expenditures, Net of Noncontrolling Interest (Non-GAAP)	$(1,726)	$(1,729)	$(1,636)	$(1,727)	$(6,818)	$(1,845)	$(1,947)	$(1,729)	$(1,766)	$(7,287)

Details of Operating & Investing Cash Flow - Discontinued Operations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Net income, non-cash items and other - discontinued operations	$302	$322	$305	$344	$1,273	$229	$235	$250	$184	$898
Working capital and other, net - discontinued operations	(101)	(12)	44	(284)	(353)	(113)	(4)	93	52	28
Operating cash flow from discontinued operations (GAAP)	$201	$310	$349	$60	$920	$116	$231	$343	$236	$926

Capital expenditures - discontinued operations	$(87)	$(187)	$(181)	$(300)	$(755)	$(226)	$(293)	$(256)	$(285)	$(1,060)
Other investing, net - discontinued operations	(110)	22	(7)	81	(14)	(52)	9	(20)	7	(56)
Investing cash flow from discontinued operations (GAAP)	$(197)	$(165)	$(188)	$(219)	$(769)	$(278)	$(284)	$(276)	$(278)	$(1,116)

Depreciation, Depletion and Amortization - Continuing Operations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
United States	$1,365	$1,447	$1,597	$1,640	$6,049	$1,582	$1,590	$1,703	$1,725	$6,600
International	132	126	125	133	516	120	128	139	128	515
Midstream & Marketing	69	68	68	67	272	73	74	74	73	294
Corporate	25	29	29	31	114	29	31	31	33	124
Total Depreciation, Depletion and Amortization - Continuing Operations	$1,591	$1,670	$1,819	$1,871	$6,951	$1,804	$1,823	$1,947	$1,959	$7,533

(a) Non-GAAP Measures. Operating cash flow before working capital, capital expenditures, net of noncontrolling interest and free cash flow before working capital are non-GAAP measures. Occidental defines operating cash flow before working capital as operating cash flow less working capital from continuing and discontinued operations. Capital expenditures, net of noncontrolling interest is defined as capital expenditures from continuing and discontinued operations less contributions from noncontrolling interest. Free cash flow before working capital is defined as operating cash flow before working capital less capital expenditures, net of noncontrolling interest. These non-GAAP measures are not meant to disassociate those items from management’s performance, but rather are meant to provide useful information to investors interested in comparing Occidental’s performance between periods. Reported operating cash flow and capital expenditures are considered representative of management’s performance over the long term, and operating cash flow before working capital, capital expenditures, net of noncontrolling interest and free cash flow before working capital are not considered to be alternatives to reported operating cash flow and capital expenditures in accordance with GAAP.

SCHEDULE 8
Occidental Petroleum Corporation
Oil & Gas Net Production Volumes Per Day by Geographical Locations
TOTAL REPORTED PRODUCTION

	2024					2025
REPORTED NET MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
United States
Permian	567	587	729	771	664	754	770	800	818	786
Rockies & Other Domestic	286	306	321	325	310	292	272	288	284	284
Gulf of America	90	138	136	137	125	121	125	139	144	132
Total	943	1,031	1,186	1,233	1,099	1,167	1,167	1,227	1,246	1,202

International
Algeria & Other International	31	33	31	33	32	33	31	30	31	31
Al Hosn	92	91	91	91	91	90	84	93	91	89
Dolphin	36	39	39	41	39	36	42	41	41	40
Oman	70	64	65	65	66	65	76	74	72	72
Total	229	227	226	230	228	224	233	238	235	232

TOTAL REPORTED PRODUCTION	1,172	1,258	1,412	1,463	1,327	1,391	1,400	1,465	1,481	1,434

REPORTED NET PRODUCTION
VOLUMES PER DAY BY COMMODITY:
United States
Oil (MBBL)
Permian	323	339	402	416	370	404	410	422	427	416
Rockies & Other Domestic	89	98	94	102	96	95	88	95	88	92
Gulf of America	75	116	115	116	105	102	106	117	121	112
Total	487	553	611	634	571	601	604	634	636	620
NGL (MBBL)
Permian	136	136	186	194	163	188	196	208	213	201
Rockies & Other Domestic	100	103	112	106	106	77	74	80	79	78
Gulf of America	6	10	9	10	9	8	9	10	10	9
Total	242	249	307	310	278	273	279	298	302	288
Natural Gas (MMCF)
Permian	645	671	848	964	783	974	982	1,019	1,069	1,011
Rockies & Other Domestic	584	630	691	700	649	718	659	678	700	686
Gulf of America	55	70	69	68	66	64	60	73	78	68
Total	1,284	1,371	1,608	1,732	1,498	1,756	1,701	1,770	1,847	1,765

International
Oil (MBBL)
Algeria and Other International	25	27	26	26	26	27	26	25	26	26
Al Hosn	16	15	15	15	15	15	14	16	16	15
Dolphin	6	6	6	6	6	6	7	6	6	6
Oman	59	54	55	55	56	55	66	65	63	62
Total	106	102	102	102	103	103	113	112	111	109
NGL (MBBL)
Algeria and Other International	4	3	2	3	3	3	3	2	2	3
Al Hosn	27	27	27	28	27	28	26	29	28	27
Dolphin	7	8	8	8	8	8	8	8	8	8
Total	38	38	37	39	38	39	37	39	38	38
Natural Gas (MMCF)
Algeria and Other International	14	19	20	20	18	17	14	16	15	15
Al Hosn	295	291	292	290	293	284	263	296	285	283
Dolphin	140	152	152	159	150	134	162	159	159	154
Oman	63	59	57	63	63	58	60	57	55	56
Total	512	521	521	532	524	493	499	528	514	508

SCHEDULE 9
Occidental Petroleum Corporation
Oil & Gas Net Sales Volumes Per Day and Realized Prices by Geographical Locations

	2024					2025
NET SALES MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

United States	943	1,031	1,186	1,233	1,099	1,167	1,167	1,227	1,246	1,202

International
Algeria and Other International	33	33	29	33	33	34	31	30	30	31
Al Hosn	93	91	91	91	91	90	84	93	91	90
Dolphin	36	39	40	40	39	36	42	41	41	40
Oman	70	66	65	66	66	64	73	77	72	71
Total	232	229	225	230	229	224	230	241	234	232

TOTAL REPORTED SALES	1,175	1,260	1,411	1,463	1,328	1,391	1,397	1,468	1,480	1,434

REALIZED PRICES
United States
Oil ($/BBL)	$75.54	$79.79	$74.81	$69.27	$74.62	$70.80	$62.83	$64.55	$58.28	$64.01
NGL ($/BBL)	$21.17	$20.19	$19.50	$21.14	$20.48	$25.67	$20.05	$18.98	$15.79	$19.96
Natural Gas ($/MCF)	$1.61	$0.54	$0.40	$1.26	$0.94	$2.42	$1.33	$1.48	$1.12	$1.58

International
Oil ($/BBL)	$78.29	$80.40	$78.54	$72.55	$77.46	$72.59	$68.88	$66.03	$64.68	$67.93
NGL ($/BBL)	$28.33	$28.11	$28.48	$27.11	$28.00	$27.85	$25.72	$24.40	$23.78	$25.43
Natural Gas ($/MCF)	$1.87	$1.91	$1.90	$1.88	$1.89	$1.90	$1.90	$1.89	$1.87	$1.89

Total Worldwide
Oil ($/BBL)	$76.04	$79.89	$75.33	$69.73	$75.05	$71.07	$63.76	$64.78	$59.22	$64.60
NGL ($/BBL)	$22.14	$21.23	$20.47	$21.80	$21.38	$25.94	$20.71	$19.60	$16.68	$20.60
Natural Gas ($/MCF)	$1.68	$0.92	$0.76	$1.41	$1.18	$2.30	$1.46	$1.57	$1.29	$1.65

Index Prices
WTI Oil ($/BBL)	$76.96	$80.56	$75.09	$70.27	$75.72	$71.42	$63.74	$64.93	$59.14	$64.81
Brent Oil ($/BBL)	$81.83	$84.95	$78.41	$73.97	$79.79	$74.89	$66.59	$68.14	$63.09	$68.18
NYMEX Natural Gas ($/MCF)	$2.35	$1.99	$2.37	$2.66	$2.34	$3.62	$3.68	$3.28	$3.61	$3.55

Percentage of Index Prices
Worldwide Oil as a percentage of WTI	99%	99%	100%	99%	99%	100%	100%	100%	100%	100%
Worldwide Oil as a percentage of Brent	93%	94%	96%	94%	94%	95%	96%	95%	94%	95%
Worldwide NGL as a percentage of WTI	29%	26%	27%	31%	28%	36%	32%	30%	28%	32%
Worldwide NGL as a percentage of Brent	27%	25%	26%	29%	27%	35%	31%	29%	26%	30%
Domestic Natural Gas as a percentage of NYMEX	68%	27%	17%	47%	40%	67%	36%	45%	31%	45%

SCHEDULE 10
Occidental Petroleum Corporation
Oil & Gas Metrics

	2024					2025
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

Lease operating expenses ($/BOE)
United States	$10.31	$9.85	$8.68	$8.15	$9.15	$9.05	$8.55	$8.11	$7.77	$8.35
International	$13.10	$12.23	$12.55	$12.66	$12.64	$13.20	$10.82	$11.65	$12.26	$11.97
Total Oil and Gas	$10.86	$10.28	$9.30	$8.85	$9.75	$9.72	$8.93	$8.69	$8.48	$8.94

Transportation costs ($/BOE)
United States	$3.89	$4.12	$3.54	$3.66	$3.78	$3.73	$3.65	$3.49	$3.44	$3.58
Total Oil and Gas	$3.25	$3.49	$3.09	$3.23	$3.26	$3.25	$3.17	$3.03	$3.01	$3.11

Taxes other than on income ($/BOE)
United States	$2.64	$2.74	$2.26	$2.40	$2.50	$2.42	$2.43	$2.12	$2.09	$2.26
Total Oil and Gas	$2.17	$2.30	$1.95	$2.06	$2.11	$2.07	$2.07	$1.80	$1.79	$1.93

DD&A expense ($/BOE)
United States	$15.91	$15.42	$14.63	$14.46	$15.04	$15.06	$14.98	$15.08	$15.05	$15.05
International	$6.23	$6.04	$6.05	$6.30	$6.16	$5.93	$6.10	$6.27	$5.98	$6.07
Total Oil and Gas	$14.00	$13.72	$13.27	$13.18	$13.51	$13.59	$13.52	$13.63	$13.62	$13.59

G&A and other operating expenses ($/BOE)	$3.34	$2.86	$2.43	$2.64	$2.79	$2.61	$3.58	$2.56	$2.80	$2.88

Exploration Expense ($ millions)
United States	$36	$36	$19	$28	$119	$18	$62	$39	$18	$137
International	30	47	38	41	156	37	21	27	27	112
Total Exploration Expense	$66	$83	$57	$69	$275	$55	$83	$66	$45	$249

Capital Expenditures ($ millions)
Permian	$(725)	$(621)	$(660)	$(722)	$(2,728)	$(900)	$(907)	$(812)	$(748)	$(3,367)
Rockies & Other Domestic	(210)	(205)	(217)	(156)	(788)	(236)	(206)	(169)	(207)	(818)
Gulf of America	(249)	(175)	(148)	(151)	(723)	(220)	(189)	(89)	(18)	(516)
International	(142)	(124)	(125)	(134)	(525)	(111)	(125)	(125)	(144)	(505)
Exploration Drilling	(146)	(224)	(118)	(68)	(556)	(79)	(90)	(104)	(136)	(409)
Total Oil and Gas	$(1,472)	$(1,349)	$(1,268)	$(1,231)	$(5,320)	$(1,546)	$(1,517)	$(1,299)	$(1,253)	$(5,615)

SCHEDULE 11
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - Worldwide

WORLDWIDE		2025	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		115	177
Price and other revisions	(A)	46	69
Improved Recovery		60	43
Extensions and Discoveries		340	273
Total Organic	(B)	561	562
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	515	493

Purchases		10	221
Sales	(D)	(57)	(36)
Total Reserve Additions	(E)	514	747

Production	(F)	523	485

Costs Incurred ($ millions)
Property acquisition costs	(G)	$443	$4,378

Exploration costs		548	722
Development costs		5,586	5,057
Total Organic Costs	(H)	6,134	5,779

Total Costs Incurred	(I)=(G)+(H)	$6,577	$10,157

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$10.93	$10.28
Program Additions	(H)/(C)	$11.91	$11.72
All-In	(I)/[(E)-(D)]	$11.52	$12.97

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	107%	116%
Program Additions	(C)/(F)	98%	102%
All-In	(E)/(F)	98%	154%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
All-In F&D Costs is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. Organic F&D Costs excludes from All-In F&D Costs both the property acquisition costs and purchases of minerals in place, and Program Additions F&D Costs further excludes price and other revisions that are not infills.
All-In Reserves Replacement Ratio is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Organic Reserves
Replacement Ratio excludes from All-In Reserves Replacement Ratio purchases and sales of minerals in place for the year. Program Additions Reserves Replacement Ratio further excludes price and other revisions that are not infills.

SCHEDULE 12
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - United States Only

UNITED STATES		2025	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		114	165
Price and other revisions	(A)	(25)	20
Improved Recovery		53	34
Extensions and Discoveries		340	270
Total Organic	(B)	482	489
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	507	469

Purchases		10	221
Sales	(D)	(57)	(36)
Total Reserve Additions	(E)	435	674

Production	(F)	438	402

Costs Incurred ($ millions)
Property acquisition costs	(G)	$442	$4,280

Exploration costs		399	562
Development costs		5,074	4,538
Total Organic Costs	(H)	5,473	5,100

Total Costs Incurred	(I)=(G)+(H)	$5,915	$9,380

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$11.35	$10.43
Program Additions	(H)/(C)	$10.79	$10.87
All-In	(I)/[(E)-(D)]	$12.02	$13.21

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	110%	122%
Program Additions	(C)/(F)	116%	117%
All-In	(E)/(F)	99%	168%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
All-In F&D Costs is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. Organic F&D Costs excludes from All-In F&D Costs both the property acquisition costs and purchases of minerals in place, and Program Additions F&D Costs further excludes price and other revisions that are not infills.
All-In Reserves Replacement Ratio is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Organic Reserves
Replacement Ratio excludes from All-In Reserves Replacement Ratio purchases and sales of minerals in place for the year. Program Additions Reserves Replacement Ratio further excludes price and other revisions that are not infills.
+

SCHEDULE 13
Occidental Petroleum Corporation
Total Proved Reserves

	United
In millions of barrels of oil equivalent (MMBOE) (a)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2022	2,972	845	3,817
Revisions of previous estimates	314	92	406
Improved recovery	9	14	23
Extensions and discoveries	149	4	153
Purchases of proved reserves	31	—	31
Sales of proved reserves	(2)	—	(2)
Production	(365)	(81)	(446)
Balance at December 31, 2023	3,108	874	3,982
Revisions of previous estimates	151	19	170
Improved recovery	40	7	47
Extensions and discoveries	321	5	326
Purchases of proved reserves	623	—	623
Sales of proved reserves	(50)	—	(50)
Production	(402)	(84)	(486)
Balance at December 31, 2024	3,791	821	4,612
Revisions of previous estimates	89	72	161
Improved recovery	53	7	60
Extensions and discoveries	340	—	340
Purchases of proved reserves	10	—	10
Sales of proved reserves	(57)	—	(57)
Production	(438)	(85)	(523)
Balance at December 31, 2025	3,788	815	4,603

Proved Developed Reserves
December 31, 2022	2,112	586	2,698
December 31, 2023	2,117	633	2,750
December 31, 2024	2,546	645	3,191
December 31, 2025	2,651	643	3,294
Proved Undeveloped Reserves
December 31, 2022	860	259	1,119
December 31, 2023	991	241	1,232
December 31, 2024	1,245	176	1,421
December 31, 2025	1,137	172	1,309

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (Mcf) of gas to one barrel of oil.

SCHEDULE 14
Occidental Petroleum Corporation
Proved Oil Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2022	1,639	274	1,913
Revisions of previous estimates	77	91	168
Improved recovery	7	11	18
Extensions and discoveries	59	3	62
Purchases of proved reserves	14	—	14
Sales of proved reserves	(1)	—	(1)
Production	(195)	(39)	(234)
Balance at December 31, 2023	1,600	340	1,940
Revisions of previous estimates	47	(7)	40
Improved recovery	38	6	44
Extensions and discoveries	132	2	134
Purchases of proved reserves	254	—	254
Sales of proved reserves	(30)	—	(30)
Production	(209)	(38)	(247)
Balance at December 31, 2024	1,832	303	2,135
Revisions of previous estimates	36	69	105
Improved recovery	49	6	55
Extensions and discoveries	149	—	149
Purchases of proved reserves	4	—	4
Sales of proved reserves	(20)	—	(20)
Production	(226)	(40)	(266)
Balance at December 31, 2025	1,824	338	2,162

Proved Developed Reserves
December 31, 2022	1,208	200	1,408
December 31, 2023	1,140	258	1,398
December 31, 2024	1,243	249	1,492
December 31, 2025	1,258	279	1,537
Proved Undeveloped Reserves
December 31, 2022	431	74	505
December 31, 2023	460	82	542
December 31, 2024	589	54	643
December 31, 2025	566	59	625

SCHEDULE 15
Occidental Petroleum Corporation
Proved NGL Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2022	654	192	846
Revisions of previous estimates	183	2	185
Improved recovery	2	—	2
Extensions and discoveries	45	—	45
Purchases of proved reserves	9	—	9
Sales of proved reserves	(1)	—	(1)
Production	(90)	(13)	(103)
Balance at December 31, 2023	802	181	983
Revisions of previous estimates	68	9	77
Improved recovery	2	—	2
Extensions and discoveries	100	—	100
Purchases of proved reserves	200	—	200
Sales of proved reserves	(10)	—	(10)
Production	(102)	(14)	(116)
Balance at December 31, 2024	1,060	176	1,236
Revisions of previous estimates	(53)	(2)	(55)
Improved recovery	3	—	3
Extensions and discoveries	100	—	100
Purchases of proved reserves	3	—	3
Sales of proved reserves	(18)	—	(18)
Production	(105)	(14)	(119)
Balance at December 31, 2025	990	160	1,150

Proved Developed Reserves
December 31, 2022	444	120	564
December 31, 2023	515	124	639
December 31, 2024	709	130	839
December 31, 2025	698	119	817
Proved Undeveloped Reserves
December 31, 2022	210	72	282
December 31, 2023	287	57	344
December 31, 2024	351	46	397
December 31, 2025	292	41	333

SCHEDULE 16
Occidental Petroleum Corporation
Proved Natural Gas Reserves

	United
In billions of cubic feet (Bcf)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2022	4,073	2,277	6,350
Revisions of previous estimates	325	(6)	319
Improved recovery	1	17	18
Extensions and discoveries	268	5	273
Purchases of proved reserves	50	—	50
Sales of proved reserves	(2)	—	(2)
Production	(480)	(176)	(656)
Balance at December 31, 2023	4,235	2,117	6,352
Revisions of previous estimates	215	100	315
Improved recovery	2	6	8
Extensions and discoveries	532	17	549
Purchases of proved reserves	1,016	—	1,016
Sales of proved reserves	(58)	—	(58)
Production	(548)	(191)	(739)
Balance at December 31, 2024	5,394	2,049	7,443
Revisions of previous estimates	636	32	668
Improved recovery	6	8	14
Extensions and discoveries	543	—	543
Purchases of proved reserves	19	—	19
Sales of proved reserves	(113)	—	(113)
Production	(643)	(186)	(829)
Balance at December 31, 2025	5,842	1,903	7,745

Proved Developed Reserves
December 31, 2022	2,761	1,597	4,358
December 31, 2023	2,770	1,507	4,277
December 31, 2024	3,564	1,593	5,157
December 31, 2025	4,168	1,469	5,637
Proved Undeveloped Reserves
December 31, 2022	1,312	680	1,992
December 31, 2023	1,465	610	2,075
December 31, 2024	1,830	456	2,286
December 31, 2025	1,674	434	2,108

SCHEDULE 17
Occidental Petroleum Corporation
Costs Incurred

	United
Amounts in millions	States	International	Total
FOR THE YEAR ENDED DECEMBER 31, 2025
Property acquisition costs (a)	$442	$1	$443
Exploration costs	399	149	548
Development costs	5,074	512	5,586
Costs Incurred	$5,915	$662	$6,577
FOR THE YEAR ENDED DECEMBER 31, 2024
Property acquisition costs (a)	$12,141	$8	$12,149
Exploration costs	544	180	724
Development costs	4,584	500	5,084
Costs Incurred	$17,269	$688	$17,957
FOR THE YEAR ENDED DECEMBER 31, 2023
Property acquisition costs (a)	$255	$288	$543
Exploration costs	743	150	893
Development costs	3,957	543	4,500
Costs Incurred	$4,955	$981	$5,936

(a) Included approximately $290 million, $30 million and $120 million related to non-monetary exchanges for the years ended December 31, 2025, 2024 and 2023, respectively.